Exhibit 5.1

Rubin, Bailin, Ortoli LLP
405 Park Avenue
New York, NY 10022

        October 19, 2006

SweetskinZ Holdings, Inc.
2311 Wallace Street
Philadelphia, Pennsylvania 19130

Re: REGISTRATION STATEMENT ON FORM SB-2

Dear Ladies and Gentlemen:

 We have acted as counsel to SweetskinZ Holdings, Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing of Registration Statement No. 333-135067 on Form SB-2 including a Prospectus ("Prospectus") filed on June 14, 2006 (the "Registration Statement") covering 14,170,077 shares of Common Stock, par value $0.001, being sold by selling stockholders found on Schedule A attached hereto and those shares related to interest to be accrued and possible penalties (collectively, the "Shares"). Pursuant to the Registration Statement, the Shares are to be sold to the public by those attached hereto on Exhibit A, the selling stockholders.

We have examined copies of the Articles of Incorporation, the By-Laws of the Company, the Registration Statement, and such other corporate records, proceedings and documents, including the consents of the Board of Directors of the Company, as we have deemed necessary for the purpose of rendering this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

We are admitted to the practice of law in the State of New York and we do not express any opinion as to the laws of any other states or jurisdictions, except as to matters of federal law and the corporate laws of the State of Delaware. The opinion expressed herein is based on the laws of Delaware including applicable statutory provisions, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares, to be issued in accordance with the terms of the offering as set forth in the Prospectus included as part of the Registration Statement, and when issued and paid for, will constitute validly authorized and legally issued Shares, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus.

Very truly yours,

/s/ Rubin, Bailin, Ortoli LLP

SCHEDULE A TO EXHBIT 5.1

Name	Total Shares Owned Before Offering	Total Shares Issuable Upon Exercise of Debentures Before Offering	Total Shares Issuable Upon Conversion of the Warrants	Number of Shares Offered for Sale Pursuant to this Prospectus
Bushido Capital Master Fund, L.P. (2)	66,667	582,295	582,295	1,231,257
Gamma Opportunity Capital Partners (3)	66,667	582,295	582,295	1,231,257
Whalehaven Capital Fund Limited (4)	0	1,000,000	1,000,000	2,000,000
Gary Claar c/o Jana Offshore Partners LP	0	500,000	500,000	1,000,000
Alpha Capital AG (5)	0	350,000	350,000	700,000
Iroquois Master Fund Ltd. (6)	0	225,000	225,000	450,000
Albert C. Snelson	28,401(1)	59,668	59,668	147,737
William A. Jiranek	35,315(1)	59,668	59,668	154,651
William E. Poorbaugh	18,798(1)	59,361	59,361	137,520
Phillip W. Evans	0	59,361	59,361	118,722
Mr. and Mrs. Dale Bleecher	23,056(1)	59,339	59,339	141,734
Lisa Taylor	34,615(1)	59,306	59,306	153,227
Dale and Sara Bateman	50,110(1)	25,000	25,000	100,110
Alan Platner	0	25,000	25,000	50,000
William C. Bosher, Jr.	55,932(1)	12,500	12,500	80,932
Elaine and William Bugg	11,784(1)	12,500	12,500	36,784
Patricia and Jeffrey Tomsic	28,288(1)	12,500	12,500	53,288
Panadora M. Benton	9,871(1)	12,500	12,500	34,871
Roger D. Williams	0	100,000	100,000	200,000
Sara Aman	11,872(1)	12,500	12,500	36,872
Frank J. Pajaczkowski	18,242(1)	12,500	12,500	43,242
Makoto Obara	55,932(1)	50,000	50,000	155,932
Robert Hulem and Marlene Boyaner	0	50,000	50,000	100,000
Fritas AS (7)	55,932(1)	50,000	50,000	155,932
Richard and Susan Koechlein	35,781(1)	12,500	12,500	60,781
Thomas M. and Bonnie W. King	5,510(1)	12,500	12,500	30,510
Steve Norris	5,650(1)	12,500	12,500	30,650

Reed LLC	17,012(1)	25,000	25,000	42,012
Dian Griesel (8)	150,000	100,000	100,000	350,000
Yann Mallet	3,426,474(1)			705,131
Nicole Menettrier	488,560(1)			488,560
France and John Tucker	73,948(1)			73,948
Nathalie and Leon Der Calousdian	63,055(1)			63,055
Warren G. Ragsdale	44,292(1)			44,292
Susan Carrington	30,205(1)			30,205
Andrew Boyland	30,000(1)			30,000
Steve Garcia	18,467(1)			18,467
Phillip W. Evans	18,367(1)			18,367
Bill Ritter	17,737(1)			17,737
Kenneth & Diane Horner	14,139(1)			14,139
Alston Johnson	13,169(1)			13,169
Oliver and Leslie Mallet	12,609(1)			12,609
Christopher Taylor	12,115(1)			12,115
Fanny and William Berry	11,803(1)			11,803
William & Marcia Cantrell	11,448(1)			11,448
Ragsdale Enterprises (9)	11,065(1)			11,065
Patricia Parks & Douglas Young	10,939(1)			10,939
Jean and Odile Cubain	10,780(1)			10,780
Charles A Smith Jr.	10,622(1)			10,622
Allen Adler	9,229(1)			9,229
Leonard O Petit, III	7,270(1)			7,270
Valentine Bernheim	7,186(1)			7,186
Emma Calousdian	7,186(1)			7,186
Donald G Trawick	7,151(1)			7,151
Willis & Katie Thompson	6,223(1)			6,223
W & H LLC (10)	6,214(1)			6,214
Gwen Beadles	5,907(1)			5,907
Daniel L. or Christine M. Berg	5,764(1)			5,764
Jack & Frances McDonald	5,688(1)			5,688
William & JoAnne Bosher	5,658(1)			5,658
Steven & Lynn Grant	5,653(1)			5,653
Lisa Hagarty	5,653(1)			5,653
William G. Stewart	5,606(1)			5,606
Richard W, Chaney	5,532(1)			5,532

Anne M. Brandon	5,519(1)	5,519
John Halleck	5,453(1)	5,453
United Concepts (11)	5,311(1)	5,311
Susan Smith	5,311(1)	5,311
Catherine Smith	5,311(1)	5,311
Brian Smith	5,311(1)	5,311
Kelli Murphy	4,902(1)	4,902
Joe Tucker	4,604(1)	4,604
Anthony Giordano	3,232(1)	3,232
Clifton Hickman	3,231(1)	3,231
Jerry Ferguson	3,202(1)	3,202
Jean Grant	2,818(1)	2,818
Richard Grant	2,818(1)	2,818
Aman Five Ventures (12)	2758(1)	2758
Robert Lipscomb	2,752(1)	2,752
Anita Grien	1,539(1)	1,539
Thomas W. Abbott	700(1)	700
Paul DiGorolamo	652(1)	652
Herbert Goodall	231(1)	231
Sablier Commerce, SA (13)	400,000	400,000
GM Capital (14)	325,000	325,000
Greenburg Traurig, LLP (15)	10,000	10,000
Pinecrest Consulting, Inc (16)	15,462	15,462
David Nelson	10,000	10,000
Elke Veselinovic	10,000	10,000
A. John Armstrong	10,000	10,000
Star Rosen Group (17)	11,000	11,000